Exhibit 99.2

                                [GRAPHIC OMITTED]


Contact: Peter M. Holland
         Chief Financial Officer
         (740) 772-8547


                         HORIZON PCS NAMES ALAN G. MORSE
                     TO NEW CHIEF OPERATING OFFICER POSITION


CHILLICOTHE, OH (March 1, 2002) -- Horizon PCS, Inc., a Sprint PCS (NYSE:PCS) Network Partner, today announced the appointment of Alan G. Morse to the newly created position of chief operating officer. In this capacity, he will be responsible for the Company's day-to-day operations.

Morse was most recently chief operating officer of TelePacific Communications, Inc., an integrated telecommunications provider operating in California and Nevada. Prior to that, he was area vice president for Sprint PCS, where he managed the successful buildout, launch, and operation of Sprint PCS businesses in Cleveland, Cincinnati, Columbus, and Indianapolis. He has held management positions with Nextel Communications, Inc., Lightbridge, Inc., and New Par, Inc. (Cellular One of Ohio and Michigan).

William A. McKell, chairman, president and chief executive officer of Horizon PCS, commented, "Alan's extensive background in the telecommunications industry and the insight he brings from his broad experience will reinforce the strong leadership of our management team. With 23 years of experience in operations management, sales and marketing, organizational development, customer service, and facilities development and management, we expect Alan to be a real asset to us as we continue to expand our operations and capabilities."

Morse earned a Bachelor of Arts in social and behavioral sciences and a minor in marketing from The Ohio State University.

About Horizon

Horizon PCS is one of the largest Sprint PCS Network Partners, based on its exclusive right to market Sprint PCS wireless mobility communications network products and services to a total population of over 10.2 million in portions of 12 contiguous states. Its markets are located between Sprint's Chicago, New York and Raleigh/Durham markets and connect or are adjacent to 15 major Sprint markets that have a total population of over 59 million. As a Sprint PCS Network Partner, Horizon markets wireless mobile communications network products and services under the Sprint PCS brand name. Horizon offers the same national pricing plans and uses the same sales and marketing strategies and national distribution channels that have made Sprint PCS Network Partner the fastest growing wireless company in the country. For more information, visit the Horizon PCS web site at http://www.horizonpcs.com/.


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Horizon Names New COO
Page 2
March 1, 2002

About Sprint

Sprint is a global communications company serving more than 23 million business and residential customers in more than 70 countries. With 80,000 plus employees worldwide and more than $26 billion in annual revenues, Sprint is widely recognized for developing, engineering and deploying state of the art network technologies, including the United States' first nationwide all-digital, fiber-optic network. Sprint's award-winning Tier 1 Internet backbone is being extended to key global markets to provide customers with a broad portfolio of scalable IP products. Sprint's high-capacity, high-speed network gives customers fast, dependable, non-stop access to the vast majority of the world's Internet content. Sprint also operates the largest 100-percent digital, nationwide PCS wireless network in the United States, already serving the majority of the nation's metropolitan areas including more than 4,000 cities and communities.

For more information, visit the Sprint PCS web site at http://www.sprintpcs.com.

This press release contains statements about future events and expectations that are forward-looking statements. Any statement in this press release that is not a statement of historical fact may be deemed to be a forward-looking statement, which involves known and unknown risks, uncertainties and other factors which may cause the company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For example, projections of net adds, ARPU, churn, roaming revenue and expense, and EBITDA losses may prove inaccurate due to factors such as the impact of competition, the availability of handsets and delays in our network build-out. For further information on the risks inherent in Horizon PCS' business see "Risk Factors" in
Item 5 of Forms 10-Q for the second and third quarter


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